                                                                    Exhibit 15.2

                                 Global Insight


June 9, 2005

VIA FAX AND MAIL
Fax +852-3192-9667


Ninetowns Digital World Trade Holdings Limited
5th Floor, Union Plaza
20 Chaowai Street
Chaoyang District
Beijing 100020
The People's Republic of China


RE:  NINETOWNS DIGITAL WORLD TRADE HOLDINGS LIMITED - ANNUAL REPORT ON FORM 20-F


Dear Sirs,

We hereby consent to the filing of this letter as an exhibit to the annual report on Form 20-F of Ninetowns Digital World Trade Holdings Limited with the U.S. Securities and Exchange Commission, and to the use therein of our name and certain data from our database(s).

Yours very truly,

Global Insight




By: /s/ Marc Michels
-------------------------------------
Marc Michels
Executive Vice President, International